                                                                   Exhibit 10.19

                      DEVELOPMENT AND MARKETING AGREEMENT


          THIS DEVELOPMENT AND MARKETING AGREEMENT ("Agreement") is made and entered into as of July 25, 1997 (the "Effective Date") by and between ENACT Health Management Systems ("ENACT"), a California corporation with a principal place of business at 1975 West El Camino Real, Suite 306, Mountain View, California 94040, and LifeScan, Inc. ("LifeScan"), a California corporation with a principal place of business at 1000 Gibraltar Drive, Milpitas, California 95035-6312.


                                    RECITALS
                                    --------

     LifeScan and ENACT intend to cooperate to develop and expand the market for diabetes care by employing innovative new approaches to remote patient monitoring, reporting, and disease management. The parties intend in particular, to improve the lives of persons with diabetes, to increase LifeScan's market share and to promote adoption of ENACT's health reporting system.

     ENACT has developed products and information services for the management of chronic medical conditions; ENACT has developed an electronic reporting methodology currently embodied in a device referred to as "Reporter", and on line health reporting system ("Care Central") that allows individuals with diabetes systems to transmit monitored data over phone lines or other electronic networks to a centralized database/records repository; authorized persons are able to access the repository to receive health status information via fax, electronic network, or mail;

     LifeScan desires to develop, market and distribute various products and services based on Reporter and Care Central throughout the world to health care providers and patients involved in managing diabetes, and is willing to make certain purchase and other commitments to ENACT. In consideration of the foregoing, the parties agree as follows:

     1.  Definitions.

          1.1 "Affiliate" means any person that is directly or indirectly controlled by, under common control with or that controls the person with which it is affiliated. For purposes of this definition, control will be deemed to exist where (a) a person has the ability to elect a majority of the directors, trustees (or other managers) of such other person; (b) a person is a general partner of such other person; or (c) a person directly or indirectly holds (or has power to vote) more than forty percent (40%) of the voting equity interests of such other person.

          1.2 "Care Central" means ENACT's electronic records repository, database, and communications center(s) used for the receipt, storage, and electronic delivery of monitored End User medical data including data from LifeScan Diabetes Systems, as further described in Exhibit G. "Care Central" is
                                                   ---------
a service mark of ENACT.

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          1.3  "Care Central Services" means the services offered by ENACT hereunder to receive, store, and report data and derivations thereof for applications in diabetes management utilizing the Reporter and ENACT's Care Central as described in Exhibit D.
                        ---------

          1.4 "Diabetes System" means any device that measures and stores blood glucose and/or other diagnostic readings and measurements (all of which are directly related to diabetes monitoring) and that is capable of downloading such measurements to another device or system.

          1.5 "ENACT Interface" means the circuit design, software protocols, and other technical information and devices, used to connect remote LifeScan medical monitors to Care Central, whether embodied in a separate device such as a Reporter or embedded in a medical device.

          1.6 "End User" means the individual person whose Diabetes System is connected by a Reporter to Care Central.

          1.7 "End User Enrollment" or in the past tense "Enrolled" means the establishment in Care Central of a data record for an End User for one year, or for a period mutually agreed upon by ENACT and LifeScan for specific programs, for the purpose of providing Care Central Services for a fee.

          1.8 "End User Record" means the diabetes related data measurements and other collected information for a single End User that are stored in Care Central and associated with that End User.

          1.9  "Exclusive Period" shall have the meaning set forth in
Section 3.1.

          1.10 "Intellectual Property Rights" means (i) all United States and foreign letters patent and applications for letters patent, industrial models, industrial designs, utility models, certificates of invention, and other indicia of invention ownership, including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed ("Patent Rights"); (ii) all trade secret rights arising under the laws of any jurisdiction; (iii) all United States and foreign semiconductor mask work rights and registrations for such rights; and (iv) all copyright rights and all other literary property and author rights, whether or not copyrightable, and all copyrights and copyrighted interests, including any renewals thereof but will not include any rights in any trademarks, trade names, service marks, logos and the goodwill associated therewith.

          1.11 "Products and Services" means Reporters and Care Central
Services.

          1.12 "Product Warranty" means the warranty for Reporters and Care Central Services described in Section 15 of this Agreement.

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          1.13  "Reporter" (or "Product") means the device developed by ENACT that interfaces a LifeScan Diabetes System to a telephone line or electronic network and transmits data to the Care Central database. "Reporter" includes the initial Reporter as specified in Exhibit C and functional equivalents
                                     ---------
thereof developed by ENACT.

          1.14 "Territory" means the United States, Canada and such additional countries of the world as the parties agree to include pursuant to the provisions of Section 3.5.

     2.  Pre-Commercial Activities; Pilot Programs; Payments

         2.1  LifeScan's Pre-Commercial Responsibilities.  In order to rapidly
              ------------------------------------------
and appropriately identify market opportunities and to effectively prepare Products and Services for use with LifeScan Diabetes Systems, prior to [*] (other than the actions provided for in Section 2.1.6), LifeScan will:

              2.1.1 identify market segments and applications for Products and Services,

              2.1.2  conduct market research and pricing analyses,

              2.1.3  [*],

              2.1.4  perform market pilot studies as appropriate,

              2.1.5 prepare marketing programs and undertake commercial launches of such Products and Services determined to be commercially viable by LifeScan in its sole and absolute discretion, and

              2.1.6  [*].

     LifeScan will regularly advise ENACT of the status and timing of its actions hereunder.

         2.2  ENACT's Pre-Commercial Responsibilities.  Prior to LifeScan's
              ----------------------------------------
commercial sales of Products and Services, and until [*], ENACT will support LifeScan's activities in Section 2.1. Specifically ENACT will:

              2.2.1  [*].

              2.2.2 Manufacture [*] pilot-production Reporter units, including procuring materials and building product tooling, test and quality fixturing as required.

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              2.2.3  Develop ENACT's Care Central Services for LifeScan's
identified markets, including making reasonable additions and/or modifications to reports, delivery methods, enrollment forms, and other materials required to support the commercial programs.

              2.2.4  [*].

         2.3  Milestone Payments to ENACT.  In consideration of ENACT's Pre-
              ----------------------------
Commercial efforts in Section 2.2, and in consideration of LifeScan's Exclusive Interface Rights under this Agreement, LifeScan agrees to pay ENACT One Million Eight Hundred Thousand dollars ($1,800,000.00) in milestone payments, subject to the satisfaction of the conditions set forth in each such milestone provision below, as follows:

              2.3.1 [*] Dollars [*] for certain of ENACT's development efforts through the date of this Agreement, which has been paid, coincident with an order for [*] pilot production Reporter units.

              2.3.2 [*] Dollars [*] within ten (10) days after signing of this Agreement by both parties in consideration of the development efforts through the date of this Agreement and for [*] pilot production units;

              2.3.3 [*] Dollars [*] for providing the Care Central Services described in Section 2.2.4 at any time after completion of the trials described in Section [*], but in any event prior to [*], unless such trials shall not have been completed as of such date due to material non-performance or breach on the part of ENACT.

     3.  Exclusivity, New Products, Distribution Rights.

         3.1  Exclusive Interface Rights; Rights of LifeScan to Contract with
              ---------------------------------------------------------------
Others.  In recognition of the efforts and funding provided by LifeScan
------
hereunder, ENACT hereby grants to LifeScan, and LifeScan hereby accepts, (i) the exclusive right during the Exclusive Period, as defined below, to market and distribute Products and Services for use with Diabetes Systems in the Territory; and (ii) Exclusive Interface Rights during the Exclusive Period for Diabetes Systems within the Territory. "Exclusive Interface Rights" means that ENACT shall not offer or provide or agree to offer or provide an ENACT Interface (or any similar device) for Diabetes Systems manufactured by or for any other entity. LifeScan shall have the right to sell products and/or services that are competitive with the Products and Services but during the Exclusive Period LifeScan shall (i) not itself transfer or solicit End Users to transfer from the Products and Services to competitive products and services, except upon the request of such End Users, and (ii) notify ENACT in writing if it intends to sell competitive products and services. "Exclusive Period" shall mean the period commencing on the Effective Date and continuing for each subsequent full calendar year during the term of this Agreement if LifeScan has met the minimum End User Enrollments specified under "Exclusive Minimums" on Exhibit E for the
                                                             ---------
prior calendar year. During any calendar year ENACT may request that LifeScan advise it as to whether LifeScan

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

expects to meet such minimums for such calendar year, and LifeScan will so advise ENACT in writing. Upon any written notice from LifeScan advising ENACT that it will not meet such minimum End User Enrollments, ENACT shall have the sole option to terminate the Exclusive Period. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall restrict LifeScan's absolute freedom to operate in the general field of telemedicine, with or without partners and whether or not such operation is competitive with the sale of Products and Services. For the avoidance of doubt, such freedom is explicitly unaffected by whether or not LifeScan has met the Exclusive Minimums for the prior calendar year.

         3.2  Compatibility with New LifeScan Products.
              ----------------------------------------

              3.2.1 ENACT agrees that during the term of this Agreement, LifeScan shall be entitled to receive any Products and Services modified for those new models of LifeScan Diabetes Systems that have data ports. Such right shall be exclusive during the period of LifeScan's exclusivity under Section 3.1 for the functionality provided by the Products and Services and nonexclusive if LifeScan's rights are nonexclusive hereunder.

              3.2.2  [*].

         3.3 [*]. If the parties mutually determine to proceed with such a project, the parties will attempt to negotiate a separate agreement based on additional commercial development, licensing, purchasing, exclusivity and other terms mutually acceptable to the parties.

         3.4  Additional Products and Services.  From time to time ENACT or
              --------------------------------
LifeScan may identify additional products or services not contemplated by this Agreement, but applicable to the diabetes market described herein. If both parties are interested in offering such products and services, they shall work cooperatively to include such products or services under this Agreement, with such changes to the Agreement as may be appropriate.

         3.5  [*]

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[*].

         3.6  Option on Non-Invasive Diabetes Systems.  [*].
              ---------------------------------------

     4.  LifeScan's Commercial Marketing Activities.
         ------------------------------------------

         4.1  Marketing and Distribution Rights.  Subject to the terms and
              ---------------------------------
conditions of this Agreement, ENACT hereby grants to LifeScan, and LifeScan hereby accepts, the exclusive right to market and distribute Products and Services for Diabetes Systems within the Territory. LifeScan will have exclusive responsibility, except as described in the next sentence and in
Section 4.5, to accept orders for Products and Services from customers, and to perform physical distribution thereof as required. ENACT will also have the right to promote Products and Services, but will direct customers to LifeScan for purchase and fulfillment. LifeScan and ENACT agree to cooperate and bear their own costs in joint marketing efforts, and if the parties mutually determine that it is preferable for orders to be placed directly with ENACT, ENACT would agree to accept such orders. LifeScan may distribute through a sub-distributor only with ENACT's prior written consent, which shall not be unreasonably withheld, provided such sub-distributor acknowledges and agrees to the territorial restrictions herein and the obligations set forth in Sections 4.9, 4.10 and 4.12 of this Agreement.

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         4.2  Market Plan.  LifeScan shall be primarily responsible with input
              -----------
from ENACT for developing and revising a marketing plan for the Products and Services in the Territory in conjunction with LifeScan's Diabetes Systems. LifeScan shall develop the initial marketing plan within [*] of this Agreement and shall consult with ENACT in the course of such preparation. LifeScan will prepare an annual update to the marketing plan including forecasts, resources, market analysis, and major marketing programs, by [*], and provide copies thereof to ENACT. In preparing the marketing plan and updates, LifeScan will seek ENACT's input and share drafts with ENACT to the extent considered appropriate by LifeScan.

         4.3  LifeScan's General Duties.  LifeScan shall:
              -------------------------

              4.3.1 Introduce, promote, solicit and otherwise encourage the use of the Products and Services by pharmacies, health plans, managed care organizations, third party payers, physicians, and individual End Users and others, where economically feasible.

              4.3.2 Accept such orders and enroll such End Users in the Territory,

              4.3.3 Devote as much time, attention and skill as may in LifeScan's judgment be commercially reasonable to properly conduct such activities,

              4.3.4 Cooperate with ENACT as practicable in implementing sales programs, policies, training, instructions, and response to requests that best represent the Products and Services and their benefits, and

              4.3.5 Bear the entire cost and expense of conducting all of LifeScan's activities under this Agreement.

         4.4  Marketing Materials.  LifeScan will develop with cooperation from
              -------------------
ENACT the marketing materials necessary to ensure awareness of the Reporter and Care Central Services among customers. LifeScan agrees to allow ENACT to review such materials prior to finalization.

         4.5  End User Enrollments.  It generally shall be the responsibility of
              --------------------
LifeScan to register End Users and to maintain (or renew as appropriate) their Enrollments. If the parties mutually determine that it is desirable for ENACT to enroll End Users, then in such event ENACT shall charge LifeScan an enrollment fee appropriate to the application fee as agreed by the parties. ENACT and LifeScan will cooperate to develop procedures and forms for End User Enrollment and renewal as appropriate.

         4.6  End User Enrollments - Quantities.  The annual minimum number of
              ---------------------------------
End User Enrollments by LifeScan for the Care Central Services are listed in Exhibit E.
---------

          The number of enrollments shall be determined by the number of End Users Enrolled into Care Central on the last day of each calendar year. Should LifeScan fail to achieve the annual

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minimum Enrollments as set forth in Exhibit E in any calendar year and provided
                                    ----------
LifeScan has performed its obligations hereunder in all material respects, then LifeScan shall not be in default of this Agreement. However, effective at the end of the calendar year in which such failure occurs, LifeScan's exclusive rights under Section 3.1 above shall become nonexclusive. Any shortfalls by LifeScan that are due to ENACT's failure to deliver against LifeScan's accepted purchase orders, or due to ENACT's failure to provide sufficient capacity for the enrollment of End Users in a timely manner, shall be credited toward LifeScan's minimum annual number of End User Enrollments.

         4.7  Commercial Launch.  LifeScan intends to [*], provided ENACT meets
              -----------------
its responsibilities set forth in Sections 2.2 and 5.

         4.8  Steering Committee.  The parties shall establish a Steering
              ------------------
Committee which will meet monthly for first twelve months of the term of this Agreement and quarterly (or as otherwise agreed) thereafter. The Steering Committee will be comprised of two persons from each party and will be responsible for communication and oversight of all aspects of the Agreement and development of business between the parties, including customer feedback and the marketing strategies and efforts of both parties, including listings of customers signed-up directly by ENACT.

         4.9  No Representations and Warranties Regarding Products.  LifeScan
              ----------------------------------------------------
shall not make any representations, warranties, claims or other descriptions with respect to the Products and Services except as set forth in ENACT's most current written specifications therefor and Product Warranty as published by ENACT for the applicable Products and Services and as may be modified from time to time by ENACT after written notification to LifeScan.

         4.10  Compliance with Law.  In marketing the Products and Services,
               -------------------
each party shall comply with all applicable laws and regulations.

         4.11  Independent Pricing.  Nothing in this Agreement shall be
               -------------------
construed as restricting in any way LifeScan's discretion in setting the prices at which it resells Products and Services.

         4.12  LifeScan Customer Support.  LifeScan agrees to provide first line
               -------------------------
direct customer support to assist health care providers, End Users and others to understand and use the Products and Services, and to respond to customer problems. ENACT shall provide "second-line" support to LifeScan as provided in
Section 5.4 ("ENACT Customer Support").

     5.  ENACT's Responsibilities.
         ------------------------

         5.1  Reporter Production and Supply.   ENACT shall use reasonable
              ------------------------------
commercial efforts to develop and produce Products and Services as specified in Exhibits C and D in sufficient quantities to meet demand as forecasted by
----------------
LifeScan. ENACT retains the right to manufacture the Reporter at its own facilities or to subcontract its manufacturing obligations to a third party,

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

provided that all manufacturing, testing and inspection requirements contained in this Agreement shall apply to such third party provided that ENACT shall remain liable for all manufacturing obligations so subcontracted.

         5.2  Care Central Services.  ENACT shall provide various Care Central
              ---------------------
Services as listed in Exhibit D and as priced in Exhibit A for Enrolled End
                      ---------                  ---------
Users using a Reporter.  Any additional services not listed on Exhibit D may be
                                                               ---------
added to this Agreement upon mutual agreement of the parties, in which case Exhibit D shall be amended, modified or supplemented in writing.
---------

         5.3  Additions and Modifications.  In order to enhance the use of the
              ---------------------------
Products and Services and the potential market for LifeScan's related products, ENACT agrees to make reasonable modifications and additions to the Care Central Services from time to time as recommended by LifeScan. ENACT shall also have the right to modify Services from time to time, so long as ENACT notifies LifeScan of such changes and assures that the function of the Services is retained. The Steering Committee will be responsible for determining and implementing a change control process to meet the needs of each party.

         5.4  ENACT Customer Support. ENACT agrees to provide Product support to
              ----------------------
LifeScan personnel from 8:00 a.m. Eastern Time to 6:00 p.m. Pacific Time, and will make customer service personnel available by pager 24 hours per day for special circumstances. Such assistance shall normally be provided to LifeScan personnel or to customers directly enrolled by ENACT (provided such direct calls do not exceed a mutually agreed amount). However, the parties agree to develop an escalation process for ENACT personnel to address questions or problems by telephone directly with End Users that cannot be handled by LifeScan. ENACT support shall not include providing medical advice of any kind.

         5.5  Training.  Upon one month's advance request, ENACT will provide
              --------
training at LifeScan's facilities in Milpitas, CA for designated LifeScan personnel on the use of the Reporter and Care Central Services. [*].

         5.6  End User Record/Maintenance/[*].
              ----------------------------------

              5.6.1 ENACT shall maintain for each enrolled End User a record of End User information, transmitted readings, and other information as needed to deliver the Care Central Services provided. Said information shall reside in ENACT's Care Central database and the parties shall have the same rights of access to and use of such information, subject to the provisions of Section
5.6.2. ENACT will maintain said information in electronic format for the longer of three years from receipt of last entry or as otherwise required by applicable laws.

              5.6.2  [*]. Absent a specific

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request by LifeScan, ENACT will provide a reasonable format [*].

              5.6.3  [*].

         5.7  Expenses.  ENACT shall bear the entire cost and expense of
              --------
conducting all of ENACT's activities under this Agreement, other than for payments from LifeScan explicitly provided for herein.

   6.  Equity Purchase in ENACT.  [*].
       ------------------------

   7.  Purchase Orders and Forecasts.

         7.1  Purchase Orders.  LifeScan shall have no obligation hereunder to
              ---------------
purchase Product from ENACT, except as expressly set forth in official purchase orders executed on behalf of LifeScan by authorized representatives of LifeScan, and accepted by ENACT. Except for the Initial Purchase Order, LifeScan shall not be required to purchase any minimum quantities, or be held responsible for any restocking fees, or bill backs for not ordering any estimated purchase volume. Purchase Order(s) will contain the Product description, quantity, pricing and required delivery dates. ENACT shall within ten (10) days following receipt, notify LifeScan of its acceptance or rejection of each such Purchase Order. Once accepted by ENACT the requirements specified in such Purchase Orders will be firm subject to the variations provided in Section 7.2 below. LifeScan will issue its Purchase Orders for Products based upon their forecasted usage. LifeScan will issue subsequent Purchase Orders or Change Orders monthly to continue a rolling [*] product purchase commitment. No terms and conditions in purchase orders or any other order documents shall be binding on the parties except model numbers, quantities, requested delivery dates and destinations, and prices, all of which shall be consistent with this Agreement.

         7.2  Purchase Order Variations and Raw Materials Inventory.  From and
              -----------------------------------------------------
after the time that LifeScan places purchase orders for more than [*] units per month and so long as orders continue at such rate, LifeScan may vary its purchase order quantities and schedules for any specific month from LifeScan's previous purchase order quantities for such month as follows:

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
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                         Allowable        Allowable         Allowable           Maximum
 Month Prior to           Quantity         Quantity          Quantity          Reschedule
Date of Delivery         Increases        Cancelable       Reschedulable         Period
-----------------------------------------------------------------------------------------
[*]                         [*]               [*]               [*]             [*]
[*]                         [*]               [*]               [*]             [*]
-----------------------------------------------------------------------------------------

There will be no cancellation charge for orders canceled within the allowable time frames and quantities set forth above. Any purchase order quantities rescheduled pursuant to this Section 7.2 may not subsequently be canceled or rescheduled by LifeScan without the prior written approval of ENACT. ENACT shall notify the LifeScan buyer by telephone immediately upon knowledge that any order quantity exceeds ENACTis capacity constraints and shall within one (1) week confirm this notification in writing by fax or by letter with the identity of the limiting factor(s) preventing ENACT from fulfilling the LifeScan order.

     [*] Title to all such inventory shall remain in ENACT until such time it is shipped to LifeScan. Annually LifeScan will negotiate and reimburse ENACT for reasonable carrying costs associated with maintaining such raw materials in inventory. At the expiration of this Agreement or during the notice period of any termination for convenience issued hereunder, ENACT is to attempt to deplete this inventory. [ * * *]

         7.3  Delivery Dates.  [*] its customer orders; therefore, ENACT shall
              --------------
notify LifeScan of any delay as soon as ENACT is aware of same and shall use its best efforts to minimize such delay by working reasonable overtime at its own expense. If ENACT fails to meet LifeScan's delivery schedule on all or any part of any Purchase Order, then LifeScan may terminate the applicable portion of the Purchase Order. With respect to the portion of any such Purchase Order not terminated, if any, the unit price will not change and ENACT will otherwise continue performance under this Agreement.

         7.4  Initial Purchase Order.  LifeScan's initial firm Purchase Order
              ----------------------
specifying quantities and delivery dates will be issued within 45 days after the Effective Date.

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         7.5  Long Term Forecasts.  LifeScan shall each month provide ENACT with
              -------------------
a non-binding forecast of the anticipated quantity of Product and Services to be contracted with Supplier over the next twelve (12) month period. Thereafter, each month during the term of this Agreement, LifeScan will use reasonable efforts to provide ENACT a rolling twelve (12) month forecast of its usage of Products and Services. Such forecast shall specify LifeScan's reasonable estimates of the anticipated quantity of Products and Services required weekly during the first three (3) months and monthly during the remaining nine (9) months.

         7.6  Services Forecast.  At the same time as it places its first
              -----------------
commercial order, LifeScan shall provide to ENACT a non-binding forecast of Enrolled End Users anticipated for the following twelve (12) month period.
After the first commercial shipments as described in Section 2.1.6, LifeScan shall provide ENACT a monthly non-binding rolling forecast of Enrolled End Users covering a twelve (12) month period.

     8.  Pricing, Invoicing, Payment.
         ---------------------------

         8.1  Products and Services.  LifeScan shall pay ENACT for each End User
              ----------------------
Enrollment and each Reporter unit shipped to LifeScan or its designees at prices to be mutually agreed from time to time in writing, but in no event less than the minimum prices set forth in Exhibit A for the items listed therein. LifeScan
                                ---------
shall be invoiced for the service fee for one annual Enrollment upon activation of an End User in Care Central and for each Reporter shipped at the time of shipping. A separate invoice is required for each payment made hereunder. Invoices must match the applicable Purchase Order and will be rendered no more often than semimonthly. Product will be shipped FOB ENACT's facilities in Northern California.

         8.2  Renewals.  ENACT will notify LifeScan of upcoming expirations by
              ---------
submitting its invoice(s) for renewals approximately sixty (60) days prior to the then applicable expiration date(s). ENACT will handle renewals for customers that had originally enrolled directly with ENACT.

         8.3  Payment Terms.  Payment terms are net 30 days after receipt of
              --------------
invoice.

         8.4  Other.  The provisions of this Section 8 shall not apply to the
              ------
payments described in Section 2.4 for Pre-Commercial activities.

     9.  Taxes.  LifeScan shall pay all taxes, duties, or other amounts, however
         -----
designated, which are levied or based upon payments made by LifeScan to ENACT for Products or Services provided by ENACT, provided that LifeScan shall not be liable for taxes based upon ENACT's income or net income. If LifeScan provides a reseller certificate to ENACT verifying that sales taxes are not due upon a sale to LifeScan, ENACT shall not invoice LifeScan for such taxes, however LifeScan shall indemnify ENACT for any taxes, including penalties and interest, which are assessed against ENACT therefor if such reseller certificate is inaccurate and such inaccuracy is the primary cause for the assessment of such penalties and interest.

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                                                               CONFIDENTIAL

   10.  Manufacturing; Quality Assurance Testing; Acceptance.
        ----------------------------------------------------

         10.1  Quality Assurance.  Prior to the shipment of any Reporter for
               ------------------
resale by LifeScan, and prior to the initiation of Care Central Services, ENACT and LifeScan shall jointly develop test procedures ("QA Test") for the Reporter and Care Central Services to ensure compliance with the applicable Specifications. All Reporters shipped to LifeScan by ENACT shall be accompanied by a certification from ENACT that each such Reporter has passed the applicable QA Test. Notwithstanding the fact that the Products and Services have successfully passed the QA test they will continue to be subject to the warranty obligations in Section 15 and the inspection and remedy provisions of
Section 10.2 At LifeScan's request, ENACT shall provide copies of ENACT's documentation of QA Tests on any shipped Reporters, and on Care Central Services.

         10.2  Inspections.  Acceptance testing, when deemed applicable by
               ------------
LifeScan, shall be performed by LifeScan in accordance with LifeScan's Quality Acceptance Procedures within fourteen (14) calendar days after receipt of the Products. Any discrepancies found during such test period shall be noted in reasonable detail and if found non-conforming, LifeScan may at its option return the Products to ENACT freight collect after obtaining a return material authorization number from ENACT and including such number on the return shipping label. ENACT shall bear the risk of loss for rejected Reporters, beginning at such time as they are taken at LifeScan's premises for return delivery. ENACT shall immediately review the cause of rejection and upon confirmation take corrective action to eliminate reoccurrence of the non-conformance. ENACT shall repair or replace any such non-conforming Products and prepay the freight. Otherwise, after the fourteen (14) day testing period referenced above, the Products will be considered accepted by LifeScan. Failure to inspect or reject one shipment shall not constitute a waiver of LifeScan's rights with respect to any other. "Non-conforming goods" means that the Reporters (a) fail to conform to the specifications provided in Exhibit C hereto (as amended by the parties in
                                  ---------
writing from time to time), (b) are not the model ordered or differ from the quantity ordered, (c) fail to pass the QA Test and/or (d) are damaged or reasonably appear to be damaged, except that ENACT shall not be held responsible for shipping damage given that Products are to be shipped FOB ENACT, unless damage results from inadequate packaging. LifeScan shall obtain a return material authorization number from ENACT, which number shall be provided to LifeScan within twenty-four (24) hours of LifeScan's request (if ENACT accepts the RMA), before returning Reporters and shall include such number on the shipping label therefor. This Section 10.2 sets forth LifeScan's sole and exclusive remedy for rejected Reporters. To the extent rejected Reporters are examined by ENACT and found to meet the Specifications, LifeScan shall pay all freight, evaluation, and reshipping charges, and the RMA shall be rescinded.

         10.3  Regulatory Standards & On Site Inspections:  During the term of
               ------------------------------------------
this Agreement ENACT must:

               10.3.1 Comply with all requirements specified herein and the Specifications referenced above.

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                                       13

                       10.3.1.1 Any changes to the Specifications proposed by ENACT must be reviewed and approved in writing by LifeScan prior to implementation. LifeScan is under no obligation to approve any proposed change(s) to the Specifications.

                       10.3.1.2 All deviations from the Specifications must be reviewed and approved in writing by LifeScan prior to shipment of the affected Product. LifeScan is under no obligation to approve any requested deviation from the Specifications.

         10.4  Quality Improvements.  In order to improve yields and the overall
               --------------------
quality of the Products produced by ENACT, upon request of LifeScan, ENACT agrees to actively participate in LifeScan Program for Controlling a Process and to the extent applicable to request its manufacturing subcontractor to participate therein. This program will be presented by LifeScan to ENACT's representative(s) following notification to ENACT that LifeScan would like ENACT to participate. It consists of the following ten steps:

 1.  Process Flow Diagram
 2.  Failure Mode and Effects Analysis
 3.  Identify Critical "Nodes"
 4.  Identify Critical Measuring Gauges
 5.  Run Gaugeability Study
     (Gauges R & R)
 6.  Establish Gauge Control Chart
 7.  Set-up Data Collection
 8.  Components of Variance
 9.  Establish Control Charts
10.  Establish "Out of Control"  Procedures

   11.  Record Keeping.  LifeScan and ENACT respectively agree (and ENACT agrees
        --------------
to cause its manufacturing subcontractor) to maintain complete, clear and accurate records of information required by governmental agencies for a period of three years or as required by law, whichever is longer. Each party shall permit the other party to inspect, at such other party's own expense, records pertaining to the Reporter and Care Central Services to ensure compliance by the other party. Any such inspection shall be conducted during regular business hours and in such a manner as not to interfere with normal business activities of LifeScan and ENACT.

   12.  Intellectual Property.
        ---------------------

         12.1  Ownership.  Technology, including any know-how, copyrights and
               ---------
patents therein, developed hereunder solely by Enact (hereinafter "Enact Technology") shall belong solely to Enact. Technology, including any know-how, copyrights and patents therein, developed hereunder solely by LifeScan, or its Affiliates (hereinafter "LifeScan Technology"), shall belong solely to LifeScan. [*]

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                                                               CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*].

         [*].

         12.2  Report Formats.  The parties agree that they shall jointly own
               --------------
the report formats developed for the delivery of Care Central Services for diabetes under this Agreement. Each party hereby assigns and agrees to assign to the other party an undivided co-equal interest in all Intellectual Property Rights in such report formats developed in the course of this Agreement. ENACT agrees to file for copyrights for such formats. Each party shall retain sole ownership of any rights in works pre-existing the date of this Agreement.

         12.3  Reservation of Rights.  All rights not expressly granted herein
               ---------------------
are reserved to the owner, and no other licenses are granted herein, by implication, estoppel or otherwise. Specifically, nothing in this Agreement shall either expressly or by implication, estoppel or otherwise give either party any license to the other party's Patent Rights not explicitly granted herein.

         12.4  Notices.  Each party agrees to mark products that it provides to
               -------
the other party and/or to others, under this Agreement, with appropriate notice of any patents that cover the Products. Each party agrees to retain and not remove any patent, copyright, trademark and other proprietary rights notices which are on the products or documents received from the other party. LifeScan will have final approval of any report forms for use with the Products and Services.

   13.  Trademarks.
        ----------

         13.1  Use of Marks on Products.  The Reporters and report forms and
               ------------------------
other documentation for the Care Central Services provided by ENACT to LifeScan and its End Users shall contain the ENACT name and trade/service marks ("ENACT Marks"), as selected from time to time by ENACT, along with LifeScan's name and trade/service marks or those of LifeScan's Affiliates ("LifeScan Marks"), as selected from time to time by LifeScan.

         13.2  Use of Marks in Marketing by LifeScan.  LifeScan agrees to
               -------------------------------------
include references to ENACT as the source of the Reporters and Care Central Services provided by

--------------------------------------------------------------------------------
                                                               CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ENACT in LifeScan's marketing and promotional materials therefor. ENACT hereby grants LifeScan a nonexclusive, non-transferable license to use the ENACT Marks for such purposes subject to such reasonable guidelines on usage of the ENACT Marks as ENACT may provide to LifeScan from time to time.

         13.3  Use of Marks in Marketing by ENACT.  ENACT agrees to include
               ----------------------------------
references to LifeScan Marks in ENACT's marketing and promotional materials for Reporters and Care Central Services to be used with LifeScan's Diabetes Systems. LifeScan hereby grants ENACT a nonexclusive, non-transferable license to use the LifeScan Marks for such purposes subject to such reasonable guidelines on usage of the LifeScan Marks as LifeScan may provide to ENACT from time to time.

         13.4  Approval for Use of Marks.  Each party agrees to obtain the prior
               -------------------------
written approval of the other party for any marketing or promotional materials which use the other party's Marks.

    14.  Term, Termination and Renewal.
         -----------------------------

         14.1  Term.  The initial term of this Agreement shall be from the date
               ----
of execution through [*]. After such initial term, the Agreement may be renewed for successive one year terms upon the written agreement of the Parties, provided that LifeScan has met the number of Exclusive Minimums for each year as listed in Exhibit E.
          ---------

         14.2  Termination.
               -----------

               14.2.1  By ENACT.  ENACT may terminate this Agreement upon ten
                       --------
(10) days written notice to LifeScan upon the occurrence of any of the following:

                       14.2.1.1 LifeScan has materially breached one or more of its obligations under this Agreement, including the failure to pay any amounts owed under this Agreement when due, if such breach is not cured within sixty
(60) days after receipt of written notice thereof; or

                       14.2.1.2 LifeScan has failed to commercially launch Products and Services by [*] through no fault of ENACT.

               14.2.2  By LifeScan.  LifeScan may terminate this Agreement upon
                       -----------
ten (10) days written notice to ENACT upon the occurrence of any of the following:

                       14.2.2.1 ENACT has materially breached one or more of its obligations under this Agreement if such breach is not cured within sixty
(60) days after receipt of written notice thereof; or

                       14.2.2.2 ENACT has failed to deliver Reporters and Care Central Services meeting the Specifications in Exhibits C and D by [*].
                                               ----------------

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                                                               CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               14.2.3  By Either Party. ENACT or LifeScan may immediately
                       ---------------
terminate this Agreement after giving written notice (i) if the other party becomes insolvent, or (ii) if the other party shall have a receiver appointed over the whole or any part of its assets.

         14.3  Rights Upon Termination by ENACT.  In addition to all rights
               --------------------------------
provided under law, upon termination of this Agreement by ENACT pursuant to
Section 14.2.1:

               14.3.1 LifeScan's appointment as a distributor for the Products and Services shall immediately terminate.

               14.3.2 Except as set forth in Section 14.3.4, LifeScan shall immediately cease promoting and distributing Products and Services and shall discontinue all representations that it is an authorized ENACT representative or distributor.

               14.3.3 LifeScan shall not be entitled to any compensation, damages, or payments in respect of goodwill or otherwise or for any damages on account of prospective profits or anticipated sales, and LifeScan shall not be entitled to reimbursement in any amount for any training, advertising, market development, investments, leases or other costs that shall have been expended, in the event of such termination of this Agreement by ENACT. LifeScan hereby waives its rights under applicable laws for any such compensation, reimbursement, or damages.

               14.3.4 Provided that LifeScan is not offering products and services that are competitive with Products and Services at that time, ENACT shall, at its option, permit LifeScan to sell its inventory and/or purchase such inventory from LifeScan and refund LifeScan's cost. ENACT shall take reasonable efforts to minimize any further costs.

               14.3.5  ENACT will continue for a period of no less than two
(2) years from the date of termination to provide Care Central Services to persons who were End Users at the date of termination at the then current prices for such Care Central Services.

         14.4  Rights Upon Termination by LifeScan.  In addition to all rights
               -----------------------------------
provided under law, upon termination of this Agreement by LifeScan pursuant to
Section 14.2.2:

               14.4.1 LifeScan may terminate all outstanding purchase orders, including the Initial Purchase Order.

               14.4.2 Notwithstanding the foregoing Section 14.4.1, LifeScan shall pay for all Reporters shipped by ENACT to LifeScan pursuant to LifeScan purchase orders before the date of termination, in accordance with the terms hereof.

               14.4.3  ENACT will continue for a period of no less than two
(2) years from the date of termination to provide Care Central Services to persons who were End Users at the date of termination at the then current prices for such Care Central Services.

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                                                               CONFIDENTIAL

               14.4.4 LifeScan shall take reasonable efforts to minimize further costs.

    15.  Warranty; Disclaimer; Consequential Damages; Limitation of Liability.
         --------------------------------------------------------------------

         15.1  Product Warranty to LifeScan.
               ----------------------------

               15.1.1 (a) For a period of twelve (12) months after delivery of a Reporter to LifeScan, ENACT warrants the Reporter shall be free of defects in materials and workmanship, and will conform to the Specifications listed in Exhibit C. Notwithstanding the foregoing, the warranties provided by ENACT do
---------
not apply to any Reporter that has been altered, repaired (other than by ENACT), or which has been subjected to abuse, misuse, misapplication or negligence of a person other than ENACT or an agent of ENACT, or accident or disaster, or that has been damaged due to the failure to return the Reporter in its original or a functionally equivalent shipping container.

               15.1.2 LifeScan shall obtain a return material authorization number from ENACT (which shall not be unreasonably withheld or delayed by ENACT) before returning Reporters and shall include such number on the shipping label therefor. All freight and insurance for the return of Nonconforming Reporters will be paid by ENACT. Defective Reports shall be repaired or replaced at ENACT's election. If ENACT can not repair or replace such Reporter within 30 days after receipt from LifeScan, LifeScan shall at its request be credited or reimbursed based upon the current per unit invoice price for Reporters sold to LifeScan. The foregoing is LifeScan's sole and exclusive remedy for breach of the warranty in this Section 15.1 except for LifeScan's rights under Sections 17.1 and 17.2.

         15.2  Services Warranty.  ENACT warrants to LifeScan that the
               -----------------
transmission interface from the Reporter to Care Central and from Care Central to health care providers or End Users will conform to generally accepted analog telephone and data transmission standards, and will not require equipment different than other standard data transmission devices. ENACT does not warrant that End User equipment (such as End User facsimile devices) will perform properly or that the quality of the telephone connection will be adequate or that access to the database will be uninterrupted. If ENACT fails to provide to an End User access meeting the requirements of this warranty, LifeScan shall be entitled to a refund of Reporter and Service fees for such End User. The foregoing is LifeScan's sole and exclusive remedy for breach of the warranty in this Section 15.2 except for LifeScan's rights under Sections 17.1 and 17.2.

         15.3  Recalls.  In the event either party believes or is notified that
               --------
a recall, product withdrawal, or field correction to the Reporter may be necessary and/or appropriate, such party shall notify LifeScan's Vice President of Quality Assurance and ENACT's President, at the addresses set forth on page one of this Agreement, of its belief, and the parties shall cooperate with each other in determining the necessity and nature of appropriate action. In the event any governmental agency having jurisdiction shall request or order, or if LifeScan in its reasonable judgment shall determine to undertake, any corrective action with respect to the Reporters supplied hereunder, including any recall, customer notice, restriction, change, corrective action or market action or any change to the Reporters, and the cause or basis of such corrective action is

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                                                               CONFIDENTIAL
primarily attributable to a breach by ENACT of any of its warranties, guarantees, representations, obligations or covenants contained herein, then ENACT shall be liable, and shall reimburse LifeScan for the reasonable costs of such action including the cost of any Reporter affected thereby whether or not such particular Reporter shall be established to be in breach of any warranty by ENACT hereunder.

         15.4  Representations and Warranties of ENACT; Audit Rights.
               ------------------------------------------------------

               15.4.1 ENACT represents and warrants to LifeScan that all Products and Services supplied in connection with this Agreement shall be of merchantable quality, and free from defects in material and workmanship and shall be manufactured and provided by ENACT (i) in accordance and conformity with the Specifications and in compliance with this Agreement and (ii) in compliance with all applicable federal, state or municipal statutes, laws, rules or regulations, including those relating to the environment, food or drugs and occupational health and safety. Without limiting the foregoing, ENACT represents and warrants that it shall comply or cause its suppliers to comply with all present and future statutes, laws, ordinances and regulations relating to the manufacture, assembly and supply of the Products being provided hereunder, including, without limitation, those enforced by the United States Food and Drug Administration (including compliance with current good manufacturing practices) and International Standards Organization Rules 9,000 et seq. ENACT further represents and warrants to LifeScan that the performance of its obligations under this Agreement will not result in a violation or breach of, and will not conflict with or constitute a default under its Articles of Incorporation or by-laws or any agreement, contract, commitment or obligation to which ENACT or any of its Affiliates is a party or by which it is bound.

               15.4.2 LifeScan shall have the right, upon reasonable notice to ENACT and during regular business hours, to inspect and audit the facilities being used by ENACT for production of the Products and Services or cause its suppliers to permit such inspection and audit to assure compliance by ENACT and its suppliers with applicable rules and regulations and with other provisions of this Agreement and to determine ENACT's raw materials and manufacturing costs in connection with the Products and Services. Such inspections will be limited to no more than one (1) inspection during any twelve (12) consecutive month period, with follow-up as requested LifeScan, unless otherwise agreed by ENACT. ENACT shall within thirty days remedy any deficiencies which may be noted in any such audit, and the failure by ENACT to remedy any such deficiencies within such thirty day period shall be deemed as material breach of this Agreement. ENACT acknowledges that the provisions of this paragraph granting LifeScan certain audit rights shall in no way relieve ENACT of any of its obligations under this Agreement, nor shall such provisions require LifeScan to conduct any such audits.

         15.5  Limitation and Disclaimer.  EXCEPT FOR THE EXPRESS WARRANTIES SET
               -------------------------
FORTH IN THIS SECTION 15, ENACT MAKES NO OTHER WARRANTIES RELATING TO THE PRODUCTS OR SERVICES, EXPRESS, IMPLIED OR STATUTORY, AND EXPRESSLY EXCLUDES ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OR NONINFRINGEMENT OF THIRD PARTY RIGHTS.

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                                                               CONFIDENTIAL

    16.  Limitation of Liability; Waiver and Consequential Damages.  NEITHER
         ---------------------------------------------------------
PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SUCH OTHER PARTY'S INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR AVOIDANCE OF DOUBT, THE FOREGOING SHALL NOT RELIEVE EITHER PARTY OF ANY OF ITS INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 17 TO THE EXTENT RELATED TO THE INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) OF THIRD PARTIES OTHER THAN ANY AFFILIATE OF A PARTY HERETO.

    17.  Indemnification.
         ---------------

         17.1  Intellectual Property.  At LifeScan's election, ENACT shall save,
               ---------------------
defend, indemnify and hold harmless LifeScan and its affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, "LifeScan Indemnities") from and against any and all claims, losses, damages, judgments, costs, awards, expenses (including reasonable attorney's fees) and liabilities of every kind, including, without limitation, reimbursement for inventory of Reporters which LifeScan is unable or unwilling to sell because of such claim (collectively, "Losses") arising out of or resulting from any claim, suit, action or proceeding of which ENACT shall have received notice based upon an assertion of infringement of any Intellectual Property Rights in the Territory by the Reporter and/or Care Central Services. LifeScan shall cooperate with ENACT in the defense of any such action. ENACT shall use counsel that is reasonably acceptable to LifeScan. Alternatively, LifeScan may elect to defend itself against any such claims in lieu of any indemnification by ENACT under this Section 17.1 in which case ENACT shall be entitled to maintain its own defense at its own expense. Notwithstanding any other provision of this Agreement to the contrary or any firm purchase order that may have been issued pursuant to this Agreement, LifeScan shall be under no obligation to purchase any Reporters or pay for any Care Central Services if LifeScan has a reasonable basis to believe such product or service may infringe upon the rights of any third party and the minimums set forth in Exhibit H shall
                                                                 ---------
be adjusted accordingly. ENACT may, at ENACT's choice, negotiate a license with any third party or replace the Product with non-infringing product; if the foregoing are not commercially reasonable, ENACT may take back the infringing Products from LifeScan or from such LifeScan customers as may be willing to return Products) and refund the price paid therefor as well as any payments made by LifeScan pursuant to Section 2.3.3. THE FOREGOING STATES LIFESCAN'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND.

         17.2  ENACT Indemnity.  At LifeScan's election, ENACT shall save,
               ---------------
defend, indemnify and hold harmless each of the LifeScan Indemnities from and against any and all Losses arising out of or resulting from (i) any breach by ENACT of any of its warranties, guarantees, representations, obligations or covenants contained herein, (ii) ENACT's negligence or misrepresentation in the conduct of the activities to be performed by ENACT under this

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                                                               CONFIDENTIAL

Agreement or (iii) the acts or omissions of ENACT, its employees, agents, representatives, subcontractors or invitees. LifeScan shall cooperate with ENACT in the defense of any such action. ENACT shall use counsel that is reasonably acceptable to LifeScan. Alternatively, LifeScan may elect to defend itself against any such claims in lieu of any indemnification by ENACT under this
Section 17.2 in which case ENACT shall be entitled to maintain its own defense at its own expense.

         17.3  LifeScan Indemnity.  At ENACT's election, LifeScan shall save,
               ------------------
defend, indemnify and hold harmless ENACT and its affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, "ENACT Indemnities") from and against any and all Losses, arising out of or resulting from (i) LifeScan's negligence or misrepresentation in the conduct of the activities to be performed by LifeScan under this Agreement,
(ii) the acts or omissions of LifeScan, its employees, agents, representatives, subcontractors or invitees, or (iii) any breach of this Agreement by LifeScan, its employees, agents, representatives, subcontractors or invitees. LifeScan shall be solely responsible for any claims, warranties or representations made to LifeScan's customers by LifeScan or LifeScan's employees or agents which differ from the warranty provided in writing by ENACT, and LifeScan shall defend and indemnify ENACT Indemnities from any such different claims, warranties and/or representations. ENACT shall cooperate with LifeScan in the defense of any such action. LifeScan shall use counsel that is reasonably acceptable to ENACT (which shall be deemed to include in-house counsel of LifeScan or its parent, Johnson & Johnson). Alternatively, ENACT may elect to defend itself against any such claims in lieu of any indemnification by LifeScan under this
Section 17.3 in which case LifeScan shall be entitled to maintain its own defense at its own expense. LifeScan shall not be responsible for any compromise made without its written consent.

         17.4  General Obligations.  A party seeking indemnity hereunder shall
               -------------------
provide prompt written notice of and information regarding any matter as to which it intends to seek indemnity hereunder, but provided that the interests of the indemnifying party are not materially hindered thereby, providing of such notice shall not be a condition to indemnification. In no event will an indemnifying party be responsible for any compromise made without its written consent.

    18.  Confidential Information.
         ------------------------
         18.1  General.
               -------

               18.1.1 "Confidential Information" as used in this Agreement means that information of one party ("Disclosing Party") which is disclosed to the other party ("Receiving Party") pursuant to this Agreement and which, if in written form, is marked "Confidential". Any Confidential Information initially disclosed orally or visually will be identified as being confidential at the time of disclosure and confirmed in writing by the Disclosing Party within thirty (30) days of such disclosure.

               18.1.2 Each party agrees that all Confidential Information received from the other party under this Agreement shall be maintained in confidence for a period of five (5) years from the Effective Date of this Agreement, and the Receiving Party agrees to use such

--------------------------------------------------------------------------------
                                                               CONFIDENTIAL

Confidential Information only for purposes related to this Agreement. Each party shall use the same standard of care to protect the confidentiality of information received from the other party as it uses to protect its own confidential information, and shall limit disclosure of such information to those of its personnel and consultants who have an actual need to know and have a written obligation to protect the confidentiality of such information.

         18.1.3 Notwithstanding the preceding provisions of this Section 18.1, obligations regarding confidentiality and use of Confidential Information disclosed hereunder shall not include:

               18.1.3.1 information which, at the time of disclosure, was published, known publicly, or otherwise in the public domain,

               18.1.3.2 information which, after disclosure, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of the Receiving Party

               18.1.3.3 information which, prior to the time of disclosure, is known to the Receiving Party or, after disclosure, is independently developed by the Receiving Party as evidenced by its written records; and

               18.1.3.4 information which, after disclosure, is made available to the Receiving Party in good faith by a third party who is under no obligation of confidentiality or secrecy

         18.2  No License.  Neither this Agreement nor any disclosure made
               ----------
hereunder by either party shall be deemed, by implication or otherwise, to vest in the Receiving Party any license or other ownership rights to or under any patents, know-how, or trade secrets.

         18.3  Return.  At any time upon the request of the Disclosing Party,
               ------
(a) the Confidential Information, including all copies (with the exception of a single copy thereof which may be kept by the Receiving Party to establish the extent of disclosure of Confidential Information by the disclosing Party) shall be returned to the Disclosing Party and (b) all other embodiments of the Confidential Information in the possession of the Receiving Party, including all copies and/or any other form or reproduction and/or description.

         18.4  Publicity.  Except to the extent required by law and for
               ---------
disclosure to each party's legal, accounting and financial advisors and investors subject to confidentiality obligations, neither party shall disclose the terms of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld.

    19.  Notices.  All notices permitted or required under this Agreement shall
         -------
be in writing and shall be delivered as follows with notice deemed given as indicated: by personal delivery when delivered personally; by overnight courier upon written verification of receipt; by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission; or by certified or

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                                                               CONFIDENTIAL
registered mail, return receipt requested, five (5) days after deposit in the mail. All notices must be sent to the addresses described below or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section 19. All notices shall be sent to the attention of:

     LifeScan
     --------
     Attention:  President
     Address:    LifeScan, Inc.
                 1000 Gibraltar Drive
                 Milpitas, California  95035-6312
     Fax No.:    (408) 956-4701

     Copy to:    Johnson & Johnson
                 One Johnson & Johnson Plaza
                 New Brunswick, NJ  08933
                 Attention: Office of the General Counsel
     Fax No.:    (908) 524-2788

     ENACT
     -----
     Attention:  Matthew H. Sanders, President
     Address:    1975 West El Camino Real, Suite 306
                 Mountain View, CA, 94040
     Fax No.:    (415) 967-9223
     Copy to:    Chief Financial Officer

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                                       23

    20.  Force Majeure. Neither party shall be liable hereunder by reason of any
         -------------
failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of any cause beyond the reasonable control of such party including the following only to the extent beyond the reasonable control of such party: strikes, labor disputes, insurrection, fires, flood, explosions, acts of God, war, component shortages, governmental action or earthquakes. The party so affected shall give prompt notice to the other party of such cause and shall take reasonable steps as are necessary to relieve the effect of such cause as rapidly as practicable. Such non-performance will be excused for three months or until the termination of such cause (whichever occurs sooner). Such non-performing party shall exercise all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable.

    21.  Waiver. The failure of either party to require performance by the other
         ------
party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

    22.  Severability.  In the event that any provision of this Agreement shall
         ------------
be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

    23.  Controlling Law.  This Agreement shall be governed by and construed and
         ---------------
interpreted in accordance with the laws of the State of California without regard to its conflicts of laws rules. The United Nations Convention on the International Sale of Goods shall have no application to this Agreement.

    24.  No Agency.  Nothing contained herein shall be construed as creating any
         ---------
agency, partnership, or other form of joint enterprise between the parties.

    25.  Survival.  Any and all provisions, promises and warranties contained
         --------
herein which by their nature or effect are required or intended to be observed, kept or performed after termination of this Agreement will survive the termination of this Agreement and remain binding upon and for the benefit of the parties hereto, including Sections 12, 14, 15, 16, 18, 23, 25, and 27.

    26.  Assignment.  Neither party may assign any rights or obligations under
         ----------
this Agreement, except (i) upon a reorganization for the purpose of changing the jurisdiction of incorporation or (ii) as otherwise subject to the restrictions provided in this Section 26. LifeScan may assign its rights and/or obligations under this Agreement to any Affiliate thereof provided that LifeScan shall remain liable for the assignee's performance under this Agreement.

         26.1  [*].

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                                       24

         26.1.1  [*]:

               26.1.1.1  [*].

               26.1.2  [*].

         26.1.2.1  [*].

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                                       25

               26.1.2.2  [*].

    27.  Disputes.  Any and all disputes between the parties relating to this
         --------
Agreement shall be settled by binding arbitration at a mutually acceptable neutral location in Santa Clara, California. Such arbitration shall be conducted in accordance with the then current rules of the American Arbitration Association with a panel of three arbitrators. The arbitrators shall be selected from the National Panel of Arbitrators of the American Arbitration Association. Reasonable discovery as determined by the arbitrators shall apply to the arbitration proceeding. California law shall apply to the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party in such arbitration shall be responsible for its own costs and expenses including attorney costs and expenses. The parties agree neither to request or seek to enforce any punitive or exemplary damages from the arbitrator and shall not be empowered to grant any such damages. The arbitrator shall issue written findings of fact and conclusions of law. Either party may appeal issues of law to the appropriate court in the State where the arbitration is held, including the application of law to the facts. From the date a party notifies the other party that it wishes to commence arbitration regarding any such dispute until such time as such dispute has been finally settled by arbitration, the running of the time periods set forth in this Agreement within which a party may cure a breach shall be suspended as to the subject matter of such dispute.

    28.  Entire Agreement.  This Agreement is the entire agreement between the
         ----------------
parties regarding its subject matter. It supersedes and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified unless done so in a writing signed by officers of both ENACT and LifeScan.


LifeScan, Inc.                        ENACT Health Management
                                      Systems


By: ______________________________    By: ______________________________

Date: ____________________________    Date: ____________________________

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                                       26
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                                   EXHIBIT A

                 Base Reporter and Care Central Service Pricing


Reporter (each)
     [*]                                        $[*]
     [*]                                        $[*]


Example Annual Enrollment Fee (per End User)       $[*]
     12 Send Calls
     Modem Access
     (Items (1) and (2) on Exhibit D)

Example Annual Enrollment Fee (per End User)       $[*]
     12 Send Calls
     12 FAX Reports
     Modem Access
     (Items (1), (2) and (3) on Exhibit D)


Other Available Care Central Services               [*]
     (Items (4) through (9) on Exhibit D)

     (a) Assumes individual purchase order of [*] or more Reporters

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

                                   EXHIBIT B

                          LifeScan Reporter Pilot List
                                 (Preliminary)


Customer                Application             Start/Finish         # End Users
--------                -----------             ------------         -----------

                                      [*]


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                                   EXHIBIT C


                                 Reporter(TM)

                       A Communications Accessory for the
              LifeScan OneTouch(R) II and the OneTouch(R) Profile


                             Product Specification
                                  Revision 1.3

                                    7/12/96

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

GENERAL DESCRIPTION
Revision 1.3

[*]


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[*]

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

[*]
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

                                   EXHIBIT D

                        Care Central Services- Examples


(1)  [*];

(2)  [*].

(3)  [*].

(4)  [*].

(5)  [*].

(6)  [*]

(7)  [*].

(8)  [*].

(9)  [*].

(10) [*].

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                                   EXHIBIT E


                                      [*]


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

                                   EXHIBIT F


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

                                   EXHIBIT G

                                      [*]

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